EX-2.8

                              STOCK EXCHANGE AGREEMENT

This Stock Exchange Agreement ("Agreement") is entered into this 10th day of July, 2001 by and between eCom.com, Inc., ("ECOC") a Nevada corporation with principal offices located at 3900 Birch Street, Suite 113, Newport Beach, California 92660, and David Michael, LLC ("David Michael") a Utah limited liability company with principal offices located at 3809 South, West Temple Street, Suite 1-D, Salt Lake City, Utah 84115.

WHEREAS, ECOC desires to acquire from David Michael Seven Hundred Fifty Thousand (750,000) restricted shares of the common stock of Royal Oasis Corporation, a Nevada corporation ("Royal Oasis"), in exchange for Seven Hundred Fifty Thousand (750,000) restricted shares of the common stock of ECOC.

NOW, THEREFORE in exchange for the mutual consideration set out herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Exchange. In a tax free exchange, ECOC will acquire from David Michael Seven Hundred Fifty Thousand (750,000) restricted shares of the common stock of Royal Oasis, valued at $0.20 per share ("Royal Oasis Shares"), in exchange for Seven Hundred Fifty Thousand (750,000) restricted shares of ECOC common stock, valued at $0.20 per share ("ECOC Shares").

2.  Exchange of Shares.  On or before July 27, 2001 (the "Closing
Date"), the above-mentioned shares shall be exchanged.

3. Termination. This Agreement may be terminated at any time prior to the Closing Date:

A.  By ECOC or David Michael:

(1) If there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement; or if, in either party's judgment, exercised in good faith and based upon the advice of legal counsel, it is inadvisable to proceed with the transactions contemplated by this Agreement; or

(2) If the Closing shall have not occurred on the Closing Date, or on such later date as approved by parties hereto, other than for reasons set forth herein.

B.  By David Michael:

(1) If ECOC fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of ECOC contained herein shall be inaccurate in any material respect.

C.  By ECOC:

(1) If David Michael fails to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of David Michael contained herein shall be inaccurate in any material respect.

If this Agreement is terminated pursuant to this Paragraph, this Agreement shall be of no further force or effect; no obligation, right, or liability shall arise hereunder; and each party shall bear its own costs (including any legal, accounting, printing, or other costs incurred in connection with the negotiation, preparation or execution of this Agreement and the transactions herein contemplated).

4. Representations and Warranties of David Michael. David Michael hereby represents and warrants that effective this date and the Closing Date, the following statements are true and correct:

A. LLC Authority. David Michael has the full power and authority to enter this Agreement and to carry out the transactions contemplated by this Agreement. The Manager of David Michael has duly authorized the execution, delivery and performance of this Agreement.

B. No Conflict With Other Instruments. The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of David Michael to which David Michael is a party, and this Agreement has been duly authorized by all appropriate and necessary action.

C. Information. The information concerning David Michael as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made not misleading.

D. Delivery of Shares. As of the Closing Date, the Royal Oasis Shares to be delivered to ECOC shall be restricted under Rule 144 and shall constitute valid and legally issued shares of Royal Oasis, fully paid and non-assessable and equivalent in all respects to all other issued and outstanding shares of Royal Oasis restricted common Stock.

E. Restricted Shares. David Michael is acquiring the ECOC Shares for David Michael's own account, for investment purposes, and not with a view to the public resale or distribution thereof. David Michael will not sell, transfer or otherwise dispose of the ECOC Shares except in compliance with the Securities Act of 1933, as amended (the "Act"), and is aware the ECOC Shares are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations promulgated under the Act ("Rule 144").

David Michael acknowledges and understands that the ECOC Shares are unregistered in reliance on Section 4(2) of the Act and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

David Michael is fully aware of the applicable limitation on the resale of the ECOC Shares. These restrictions for the most part are
set forth in Rule 144.   Rule 144 permits resales of "restricted
securities" upon compliance with the requirements of such rule. If Rule 144 is available to David Michael, David Michael may make only routine sales of securities in limited amounts, in accordance with the terms and conditions of that Rule.

F. Assets of Royal Oasis. Royal Oasis has received all of the prior landowner's right, title and interest to 30.0 acres of land in Elko, County, Nevada, as more particularly described in the Grant
Deed attached as Exhibit A to this Agreement.

G.  Capitalization of Royal Oasis.  Royal Oasis, as of the
Closing Date, shall have the following capitalization: a total of Six Hundred Twenty Thousand (620,000) shares of Class A Convertible Preferred stock issued and outstanding, plus One Million Five Hundred Thousand (1,500,000) shares of common stock issued and outstanding.

5.  Representations and Warranties of ECOC.

ECOC hereby represents and warrants that effective this date and the Closing Date, the following statements are true and correct.

A. Corporate Authority. ECOC has the full corporate power and authority to enter this Agreement and to carry out the transactions contemplated by this Agreement. The Board of Directors of ECOC has duly authorized the execution, delivery, and performance of this Agreement.

B.  Financial Statements.  The latest 10-Q report ("ECOC
Financials") has been given to David Michael prior to the Closing Date.

C.  No Conflict With Other Instruments.  The execution of this
Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of ECOC to which ECOC is a party, and this Agreement has been duly authorized by all appropriate and necessary action.

D. Information. The information concerning ECOC as set forth in this Agreement and in the ECOC Financials is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made not misleading.

E. Delivery of Shares. As of the Closing Date, the ECOC Shares to be delivered to David Michael will be restricted under Rule 144 and shall constitute valid and legally issued shares of ECOC, fully paid and non-assessable and equivalent in all respects to all other issued and outstanding shares of ECOC restricted common stock.

F. Restricted Shares. ECOC is acquiring the Royal Oasis Shares for ECOC's own account, for investment purposes, and not with a view to the public resale or distribution thereof. ECOC will not sell, transfer or otherwise dispose of the Royal Oasis Shares except in compliance with the Securities Act of 1933, as amended (the "Act"), and is aware the Royal Oasis Shares are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations promulgated under the Act ("Rule 144")

ECOC acknowledges and understands that the Shares are unregistered in reliance of Section 4(2) of the Act and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

ECOC is fully aware of the applicable limitation on the resale of the Royal Oasis Shares. These restrictions for the most part are set
forth in Rule 144.   Rule 144 permits resales of "restricted
securities" upon compliance with the requirements of such rule. If Rule 144 is available to ECOC, ECOC may make only routine sales of securities in limited amounts, in accordance with the terms and conditions of that Rule.

G. ECOC is fully aware of, and hereby agrees that, the land in Elko County, Nevada which is the main asset owned by Royal Oasis is held subject to a $1,000,000 Deed of Trust dated July 6, 2001, executed by Royal Oasis as the Grantor and Oasis International Corp. as the Beneficiary.

6.  Closing.   The Closing as herein referred to shall occur on such
date as the parties hereto may mutually agree upon, but is expected to be on or before the Closing Date referenced in Section 2, above. At Closing ECOC will deliver the ECOC Shares to David Michael, and David Michael shall deliver the Royal Oasis Shares to ECOC.

7.  Conditions Precedent to David Michael's Obligation to Close.
All obligations of David Michael under this Agreement are subject to fulfillment, prior to or as of the Closing Date, of each of the following conditions:

A. The representations and warranties by ECOC contained in this Agreement or in any certificate or documents delivered to David
Michael pursuant to the provisions hereof shall be true in all material respects as of the time of Closing.

B. ECOC shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

C. All instruments and documents delivered to David Michael pursuant to the provisions hereof shall be reasonably satisfactory to David Michael' legal counsel.

8. Conditions Precedent to ECOC's Obligation to Close. All obligations of ECOC under this Agreement are subject to fulfillment, prior to or as of the Closing Date, of each of the following conditions:

A. The representations and warranties by David Michael contained in this Agreement or in any certificate or documents delivered to ECOC pursuant to the provisions hereof shall be true in all material respects as of the time of Closing.

B. David Michael shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

C. All instruments and documents delivered to ECOC pursuant to the provisions hereof shall be reasonably satisfactory to ECOC legal counsel.

9. Damages and Limit of Liability. Each party shall be liable for any material breach of its representations, warranties, and covenants contained herein which results in a failure to perform any obligation under this Agreement, only to the extent of the expenses incurred in connection with such breach or failure to perform this Agreement.
Each party hereby waives the right to claim any consequential damages.

10. Nature and Survival of Representations and Warranties. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, covenants and agreements contained in this Agreement and not upon any investigation which it might have made or any representation, warranty, agreement, promise, or information, written or oral, given by the other party (or any other person) except as specifically set forth herein.

11. Indemnification Procedures. If any claim is made by a party which would give rise to a right of indemnification under this Agreement, the party seeking indemnification (Indemnified Party) will promptly cause written notice thereof to be delivered by certified mail, return receipt requested, to the party from whom it is sought (Indemnifying Party). The Indemnified Party will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from the claims. Counsel for the Indemnifying Party which will conduct the defense must be approved by the Indemnified Party (whose approval will not be unreasonable withheld), and the Indemnified Party may participate in such defense at the expense of the Indemnified Party. The Indemnifying Party will not in the defense of any such claim or litigation, consent to entry of any judgment or enter into any settlement without the written consent of the Indemnified Party (which consent will not be unreasonably withheld). The Indemnified Party will not, in connection with any such claim or litigation, consent to entry of any judgment or enter into any settlement without the written consent of the Indemnifying Party (which consent will not be unreasonable withheld). The Indemnified Party will cooperate fully with the Indemnifying Party and make available to the Indemnifying Party all pertinent information under its control relating to any such claim or litigation. If the Indemnifying Party refuses or fails to conduct the defense as required in this Section, after delivery of proper notice, then the Indemnified Party may conduct such defense at the expense of the Indemnifying Party, and the approval of the Indemnifying Party will not be required for any settlement or entry of judgment.

12. Default at Closing. Notwithstanding any other provision of this Agreement, if David Michael shall fail or refuse to deliver any of the Royal Oasis Shares, or shall fail or refuse to consummate the transaction described in this Agreement by the Closing Date, such failure or refusal shall constitute a default by David Michael, and ECOC at its option and without prejudice to any of its other rights against such defaulting party, may either (a) invoke any equitable remedies to enforce performance hereunder including, without limitation, an action or suit for specific performance, or (b) terminate all of its obligations hereunder with respect to David Michael. Likewise, if ECOC shall fail or refuse to deliver any of the ECOC Shares, or shall fail or refuse to consummate the transaction described in this Agreement by the Closing Date, such failure or refusal shall constitute a default by ECOC, and David Michael at its option and without prejudice to any of its other rights against such defaulting party, may either (a) invoke any equitable remedies to enforce performance hereunder including, without limitation, an action or suit for specific performance, or
(b) terminate all of its obligations hereunder with respect to ECOC.

13. Costs and Expenses. David Michael and ECOC shall bear their own costs and expenses in the proposed exchange and transfer described in this Agreement. David Michael and ECOC have been represented by their own attorney in this transaction, and each shall pay the fees of its own attorney, except as may be expressly set forth herein to the contrary.

14. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

To ECOC:

eCom.com, Inc.
3900 Birch Street, Suite 113
Newport Beach, California 92660

To David Michael:

David Michael, LLC
3809 South, West Temple Street, Suite 1-D
Salt Lake City, Utah 84115

15.  Miscellaneous.

A. Further Assurances. At any time and from time to time each party will execute such additional instruments and take such additional actions as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

B. Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived only by a writing signed by the party to whom such compliance is owed.

C. Brokers. Neither party has employed any brokers or finders with regard to this Agreement except as disclosed herein.

D. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

E. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Fax copies of signatures shall be deemed as effective as originals for all purposes.

F. Governing Law. This Agreement was negotiated and is being contracted for in the State of Utah, and shall be governed by the laws of the State of Utah, regardless of any conflict-of-law provision to the contrary. Any suit, action or legal proceeding arising from or related to this Agreement shall be brought in a court of competent jurisdiction in Salt Lake City, Utah, and each party irrevocably and unconditionally consents to the jurisdiction of such Courts in such suit, action or legal proceeding and waives any objection to the laying of venue in, or the jurisdiction of, said Courts.

G. Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties their respective heirs, administrators, executors, successors, and assigns.

H. Entire Agreement. The Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. No representations, warranties covenants, or conditions, express or implied, other than as set forth here, have been made by any party.

I. Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

eCom.com, Inc.


By: /s/  Sidney B. Fowlds
Sidney B. Fowlds, President


David Michael, LLC


By: /s/  David Michael
David Michael, Member